UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2006

The TriZetto Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27501	33-0761159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

567 San Nicolas Drive, Suite 360, Newport Beach, California 92660

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 949-719-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

2006 Director Compensation

On January 26, 2006, the Board of Directors of The TriZetto Group, Inc. (the “Company”) approved increases to the annual cash retainer and equity compensation to be paid to non-employee members of the Board. Each non-employee director now will receive an annual cash retainer of $40,000 for serving as a Board Member, an increase of $5,000. The following table sets forth the cash compensation to be paid to our non-employee directors, effective January 1, 2006:

Position	Annual Retainer
Board Member (Non-Employee)	$40,000
Lead Director	$10,000
Audit Committee Chair	$25,000
Audit Committee Member (Non-Chair)	$15,000
Compensation Committee Chair	$15,000
Compensation Committee Member (Non-Chair)	$10,000
Nominating and Corporate Governance Committee Chair	$15,000
Nominating and Corporate Governance Committee Member (Non Chair)	$10,000

On an annual basis, it is expected that each non-employee director will receive an option to acquire 10,000 shares of the Company’s common stock, an increase of 2,500 shares, with the exception of the Lead Director, who will receive an option to acquire 12,500 shares of common stock, an increase of 2,500 shares. The options will vest in two equal annual installments on the first and second anniversaries of the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRIZETTO GROUP, INC.

Date: January 30, 2006	By:	/s/ James J. Sullivan
James J. Sullivan Senior Vice President, General Counsel and Secretary